Class A CUSIP No. 02156K103	SCHEDULE 13G/A	Page 23 of 23 Pages
Class B CUSIP No. 02156K202

EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G/A, and any amendments thereto, with respect to the common stock beneficially owned by each of them of Altice USA, Inc. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G/A.

Dated: February 14, 2020

Next Alt S.à r.l.

By:	/s/ Jean-Luc Berrebi and /s/ Laurent Godineau
	Name:	Jean-Luc Berrebi Laurent Godineau
	Title:	Manager A and Manager B

Altice CVC Lux S.à r.l.

By:	/s/ Dennis Okhuijsen and /s/ Emilie Schmitz
	Name:	Dennis Okhuijsen Emilie Schmitz
	Title:	Manager A and Manager B

/s/ Patrick Drahi
Patrick Drahi

/s/ Dexter Goei
Dexter Goei

/s/ Jean-Luc Berrebi
Jean-Luc Berrebi

/s/ Nicolas Rotkoff
Nicolas Rotkoff

/s/ Abdelhakim Boubazine
Abdelhakim Boubazine

/s/ Charles Stewart
Charles Stewart